Exhibit 10.1

SECOND AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

THIS SECOND AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT dated as of and effective from the 1st day of July, 2023 (this “Agreement”)

BETWEEN:

HYCROFT MINING HOLDING CORPORATION, a corporation organized and existing under the laws of Delaware

(hereinafter referred to as the “Borrower”)

AND:

AUXAG MINING CORPORATION, a corporation organized and existing under the laws of Delaware

(hereinafter referred to as “MUDS Holdco”)

AUTAR GOLD CORPORATION, a corporation organized and existing under the laws of Delaware

(hereinafter referred to as “MUDS Acquisition”)

HYCROFT RESOURCES & DEVELOPMENT, LLC, a limited liability company organized and existing under the laws of Delaware

(hereinafter referred to as “Hycroft Resources”)

ALLIED VGH LLC, a limited liability company organized and existing under the laws of Delaware

(hereinafter referred to as “Allied VGH”, and together with MUDS Holdco, MUDS Acquisition and Hycroft Resources, the “Original Guarantors”)

AND:

SPROTT PRIVATE RESOURCE LENDING II (COLLECTOR), LP, a limited partnership organized and existing under the laws of the Province of Ontario

(hereinafter referred to as the “Lender”)

AND:

SPROTT RESOURCE LENDING CORP.

(hereinafter referred to as the “Arranger”)

BACKGROUND

WHEREAS Hycroft Mining Corporation (as borrower) (the “Original Hycroft Borrower”), Hycroft Resources (as guarantor), Allied VGH (as guarantor), the Lender and the Arranger entered into a credit agreement dated as of October 4, 2019, as amended by the first amendment to credit agreement dated as of January 18, 2020 (collectively, the “Original Hycroft Credit Agreement”) pursuant to which the Arranger arranged and the Lender agreed to establish a senior secured credit facility in favour of the Original Hycroft Borrower in the principal amount of up to $110,000,000, on and subject to the terms and conditions therein set forth.

AND WHEREAS the Borrower assumed all obligations of the Original Hycroft Borrower under the Original Hycroft Credit Agreement pursuant to the Borrower Assignment and Transfer Agreement and became the new borrower under the amended and restated credit agreement dated as of May 29, 2020 between the Borrower, the Guarantors, the Lender and the Arranger (the “First ARCA”).

AND WHEREAS the Borrower, the Guarantors, the Lender and the Arranger amended and restated the First ARCA on the terms and conditions set out in the second amended and restated credit agreement dated as of March 30, 2022 between the Borrower, the Guarantors, the Lender and the Arranger (the “Second ARCA”).

AND WHEREAS the Borrower, the Guarantors, the Lender and the Arranger first amended the Second ARCA on the terms and conditions set out in a letter agreement dated April 21, 2022 between the Borrower, the Guarantors and the Lender.

AND WHEREAS, the Borrower, the Guarantors, the Lender and the Arranger wish to further amend certain provisions of the Second ARCA to correct a cross-reference error in Section 9.1(c) of the Second ARCA and to implement the replacement of LIBOR with three-month Term SOFR, effective July 1, 2023, pursuant to the terms and conditions of this Agreement.

AGREEMENTS

NOW THEREFORE THIS AGREEMENT WITNESSES that, in consideration of the mutual covenants and agreements contained herein, the parties covenant and agree as follows:

ARTICLE 1
DEFINED TERMS

1.1 Capitalized Terms. All capitalized terms used herein without being specifically defined herein shall have the meanings ascribed thereto in the Second ARCA.

ARTICLE 2
AMENDMENTS TO SECOND ARCA

2.1 General Rule. Subject to the terms and conditions herein contained, the Second ARCA is hereby amended to the extent necessary to give effect to the provisions of this Agreement and to incorporate the provisions of this Agreement into the Second ARCA.

2.2 Event of Default Correction. Section 9.1(c) of the Second ARCA is hereby amended and restated in its entirety as follows:

“(c) if any Credit Party defaults in observing or performing any covenant or condition set out in Sections 8.1(q), 8.1(r), 8.1(aa) or Section 8.2;”.

2.3 Definitions.

(a) The definition of “Business Day” set forth in Section 1.1 of the Second ARCA is hereby amended and restated in its entirety as follows:

““Business Day” means:

(a)	for all purposes other than as covered by (b), any day other than a Saturday, Sunday or other day on which commercial banks in Toronto, Ontario or Denver, Colorado are authorized or required by law to be closed for business; and

(b)	with respect to all notices and determinations in connection with, and payments of principal and interest on, Advances, any day other than (i) a Saturday, (ii) a Sunday, or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities;”.

(b) The definition of “Interest Period” set forth in Section 1.1 of the Second ARCA is hereby amended and restated in its entirety as follows:

““Interest Period” means, initially, the period commencing on the First Tranche Closing Date and ending on the last day of the calendar month in which the First Tranche Advance is made, and thereafter each successive calendar month; provided that, in any case, (i) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day, (ii) no Interest Period shall extend beyond the Maturity Date and (iii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month;”.

(c) The definition of “LIBOR” set forth in Section 1.1 of the Second ARCA is hereby deleted in its entirety.

(d) The definition of “London Banking Day” set forth in Section 1.1 of the Second ARCA is hereby deleted in its entirety.

(e) Section 1.1 of the Second ARCA is hereby amended by inserting the following definitions in alphabetical order in that section:

“Adjusted Term SOFR” means, for purposes of any calculation, the rate per annum equal to (a) Term SOFR for such calculation, plus (b) the Term SOFR Adjustment;

“Applicable Margin” means, with respect to an Advance, 7.00% per annum;

“Floor” means 1.50% per annum;

“SOFR” means a rate per annum equal to the secured overnight financing rate for such Business Day published by the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate) on the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org (or any successor source for the secured overnight financing rate identified as such by the administrator of the secured overnight financing rate from time to time);

“Term SOFR” means, for any Interest Period, the Term SOFR Reference Rate for a three month tenor on the day (such day, the “Periodic Term SOFR Determination Day”) that is one Business Day prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for a three-month tenor has not been published by the Term SOFR Administrator, then Term SOFR will be the Term SOFR Reference Rate for a three-month tenor as published by the Term SOFR Administrator on the first Business Day of such Interest Period for which such Term SOFR Reference Rate for a three-month tenor was published by the Term SOFR Administrator; provided that, if Term SOFR determined as provided above shall ever be less than the Floor for any Interest Period, then Term SOFR shall be deemed to be the Floor for such Interest Period;

“Term SOFR Adjustment” means 0.26161% per annum;

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Lender in its reasonable discretion);

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR;

2.4 Interest.

(a) Section 2.7 of the Second ARCA is hereby amended and restated in its entirety as follows:

“2.7	Interest shall accrue on the outstanding principal amount of the Facility from and including the date of each Advance, as well as on all overdue amounts outstanding in respect of interest, costs or other fees, expenses or other amounts payable under the Facility Documents, in each case at a floating rate equal to Adjusted Term SOFR for the applicable Interest Period plus the Applicable Margin, accruing daily, calculated and compounded monthly on the last day of each Interest Period, and be payable in arrears on the last Business Day of each Interest Period (each an “Interest Payment Date”) by the Borrower by way of wire transfer, net of all applicable Taxes, as well as after each of maturity, default and judgment.

If the Term SOFR Reference Rate for a three-month tenor is not determinable at the relevant time, whether by virtue of any disruption, replacement or abandonment of SOFR or otherwise, the applicable reference rate as used above for the determination of the applicable rate of interest payable by the Borrower pursuant to this Section 2.7 shall be determined by the Lender in its sole discretion acting reasonably so as to most closely approximate the Term SOFR Reference Rate to the extent possible.”.

(b) The last sentence of Section 2.13 of the Second ARCA is hereby amended and restated in its entirety as follows:

“The parties hereto acknowledge and agree that when Adjusted Term SOFR is used herein as a reference rate and that while such reference rate is based on the three-month Term SOFR rate, such rate shall be reset to the prevailing three-month Term SOFR rate as of the day which is one Business Day prior to the first day of each Interest Period.”.

ARTICLE 3
CONDITIONS PRECEDENT

3.1 Conditions Precedent. This Agreement shall not become effective unless and until the date when the following conditions are met or waived by the Lender in writing:

(i) the parties hereto shall have executed and delivered this Agreement; and

(ii) the Borrower and the Guarantors shall have delivered any other documentation or certificates the Lender may reasonably request.

ARTICLE 4
MISCELLANEOUS

4.1 Future References to the Second ARCA. On and after the date of this agreement, each reference in the Second ARCA to “this agreement”, “hereunder”, “hereof’, or words of like import referring to the Second ARCA, and each reference in any related document to the “Credit Agreement”, “thereunder”, “thereof’, or words of like import referring to the Second ARCA, shall mean and be a reference to the Second ARCA as amended hereby. The Second ARCA, as amended hereby, is and shall continue to be in full force and effect and is ratified and confirmed in all respects.

4.2 Governing Law. This Agreement shall be governed by, construed and enforced in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein and shall be treated in all respects as an Ontario contract.

4.3 Choice of Law and Jury Trial Waiver. SECTION 1.10 OF THE CREDIT AGREEMENT IS INCORPORATED HEREIN BY THIS REFERENCE MUTATIS MUTANDIS.

4.4 Inurement. This Agreement shall inure to the benefit of and shall be binding upon the Borrower, the Guarantors, the Lender and the Arranger and their respective successors and permitted assigns.

4.5 Conflict. If any provision of this Agreement is inconsistent or conflicts with any provision of the Credit Agreement, the relevant provision of this Agreement shall prevail and be paramount.

4.6 Further Assurances. The Borrower and the Guarantors shall do, execute and deliver or shall cause to be done, executed and delivered all such further acts, documents and things as the Administrative Agent may reasonably request for the purpose of giving effect to this Agreement and to each and every provision hereof.

4.7 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which taken together shall be deemed to constitute one and the same instrument.

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IN WITNESS WHEREOF the parties hereto have executed this Agreement under the hands of their proper officers duly authorized in that behalf.

HYCROFT MINING HOLDING CORPORATION

By:	/s/ Stanton Rideout
Name:	Stanton Rideout
Title:	Executive Vice President and Chief Financial Officer

HYCROFT RESOURCES & DEVELOPMENT, LLC

By:	/s/ Stanton Rideout
Name:	Stanton Rideout
Title:	Executive Vice President and Chief Financial Officer

ALLIED VGH LLC

By:	/s/ Stanton Rideout
Name:	Stanton Rideout
Title:	Executive Vice President and Chief Financial Officer

AUTAR GOLD CORPORATION

By:	/s/ Stanton Rideout
Name:	Stanton Rideout
Title:	Executive Vice President and Chief Financial Officer

AUXAG MINING CORPORATION

By:	/s/ Stanton Rideout
Name:	Stanton Rideout
Title:	Executive Vice President and Chief Financial Officer

Signature Page to Second Amendment to Second Amended and Restated Credit Agreement

SPROTT PRIVATE RESOURCE LENDING II (COLLECTOR), LP, by its general partner, SPROTT RESOURCE LENDING CORP.

Per:	/s/
Authorized Signatory

Per:	/s/
Authorized Signatory

SPROTT RESOURCE LENDING CORP.

Per:	/s/
Authorized Signatory

Per:	/s/
Authorized Signatory

Signature Page to Second Amendment to Second Amended and Restated Credit Agreement